UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2025

Carlyle Secured Lending, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, Suite 3400
New York	New York	10017
(Address of Principal Executive Offices)		(Zip Code)
(212) 813-4900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGBD	The Nasdaq Global Select Market
8.20% Notes due 2028	CGBDL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 – Termination of a Material Definitive Agreement
On October 2, 2025, Carlyle Secured Lending, Inc. (the “Company”) fully repaid all outstanding borrowings under its senior secured revolving credit facility (as amended, the “CSL III SPV Credit Facility”). The Company succeeded to the obligations of Carlyle Secured Lending III ("CSL III") under the CSL III SPV Credit Facility as a result of the completion of the CSL III Merger effective March 27, 2025.
In connection with such repayment, the CSL III SPV Credit Facility was terminated, and all commitments and obligations of the lenders thereunder were cancelled. No early termination penalties were incurred in connection with the repayment.
The CSL III SPV Credit Facility was originally entered into by Carlyle Secured Lending III SPV, L.L.C. (the "CSL III SPV") on September 30, 2022, and most recently amended on March 27, 2025. The CSL III SPV Credit Facility provided for secured borrowings of up to $250,000,000, subject to availability under the facility and borrowing restrictions under the Investment Company Act. It had a revolving period through September 30, 2025 and a stated maturity date of September 30, 2030, with a one-year extension option available at the election of CSL III SPV. Borrowings under the CSL III SPV Credit Facility bore interest at a rate equal to three-month SOFR (or, if applicable, a base rate comprised of the prime rate or the federal funds rate plus 0.50%) plus 2.85%, and undrawn amounts were subject to an unused commitment fee of 0.30% per annum.
The CSL III SPV Credit Facility was secured by a first lien security interest on substantially all of the assets of CSL III SPV and included customary covenants, limitations on the incurrence of additional indebtedness and liens, and other maintenance requirements, as well as standard events of default for senior secured revolving credit facilities of this nature.
The Company does not expect the termination of the CSL III SPV Credit Facility to have a material adverse effect on its financial condition or results of operations.
The foregoing description of the CSL III SPV Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the facility documents, which have been filed previously with the Securities and Exchange Commission.
Item 9.01 – Financial Statements and Exhibits

(d)Exhibits:

Exhibit Number	Description

10.1
Loan and Servicing Agreement, dated as of September 30, 2022, and conformed through Amendment No.4 dated as of March 27, 2025, among Carlyle Secured Lending Inc. (as successor to CSL III), as Holdings, Carlyle Secured Lending III SPV, L.L.C., as the Borrower, Massachusetts Mutual Life Insurance Company and the other Lenders from time to time party hereto, Wilmington Trust National Association, as the Administrative Agent, Barings Finance LLC (as successor to Massachusetts Mutual Life Insurance Company), as the Calculation Agent, Carlyle Secured Lending III, as the Portfolio Asset Servicer, Wilmington Trust, National Association, as the Collateral Custodian, and Wilmington Trust, National Association, as the Account Bank (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLYLE SECURED LENDING, INC.
(Registrant)

Dated: October 7, 2025	By:	/s/ Thomas M. Hennigan
Name: Thomas M. Hennigan
Title: Chief Financial Officer